As filed with the Securities and Exchange Commission on January 13, 2014
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
__________________

METHES ENERGIES INTERNATIONAL, LTD.
(Exact name of Registrant as specified in its charter)

Nevada	2869	71-1035154
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Methes Energies International Ltd.
3651 Lindell Road, Suite D-272
Las Vegas, Nevada, 89103
(702) 932-9964
(702) 943-0233 Facsimile

 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
_________________________________
Michel G. Laporte
Methes Energies International Ltd
3651 Lindell Road, Suite D-272
Las Vegas, Nevada, 89103
(702) 932-9964
(702) 943-0233 Facsimile

(Name, address, including zip code, and telephone number, including area code, of agent for service)
_________________________________
Please send copies of all communications to:

Stephen Zelnick, Esq. Morse, Zelnick, Rose & Lander LLP 825 Third Avenue 16th Floor New York, New York 10022 (212) 838-8040 (212) 838-9190 Facsimile
_________________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “Large Accelerated Filer,” “Accelerated Filer,” and “Smaller Reporting Company” in Rule 126-2 of the Exchange Act.  (Check one)

Large accelerated filer                    ☐                               Accelerated filer      ☐
Non-accelerated filer (do not check if smaller reporting company.)  ☐  Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common stock included in the units underlying the Representative’s Warrants issued by Methes in its initial public offering (the ‘Representative’s Warrants”) (1)	56,000	(1)	$6.00	(2)	$336,000	$43.28

Common stock underlying the Class A warrants to purchase common stock included in units issuable upon exercise of the Representative’s Warrants(1)	56,000	(1)	$7.50	(2)	$420,000	$54.10

Common stock underlying the Class B warrants to purchase common stock included in units issuable upon exercise of the Representative’s Warrants(1)	56,000	(1)	$10.00	(2)	$560,000	$72.13

Common stock underlying the warrant to purchase common stock issued by Methes to accredited investors in a private placement in August 2013 (1)	28,248	(1)	$4.00	(2)	$112,992	$14.55

Common stock underlying warrants to purchase common stock issued by Methes to accredited investors in private placements in November 2011 and January 2012 (1)	91,264	(1)	$5.00	(2)	$456,320	$58.77

Common stock underlying the warrant to purchase common stock issued by Methes to accredited investors in a private placement in September 2013 (the “Series A-1 Unit Offering”)(1)	138,654	(1)	$4.00	(2)	$554,616	$71.43

Common stock underlying the Series A-1 10% Cumulative Convertible Preferred Stock issued by Methes to the Placement Agent in the Series A-1 Unit Offering(1)	13,865	(1)	$3.31	(3)	$45,893	$5.91

Common stock underlying the warrants to purchase common stock issued by Methes to the Placement Agent in the Series A-1 Unit Offering (1)	13,865	(1)	$4.00	(3)	$55,460	$7.14

Common stock underlying the warrant to purchase common stock issued by Methes to accredited investors in a private placement in October 2013 (the “Series A-2 Unit Offering”)(1)	122,128	(1)	$4.00	(2)	$488,512	$62.92

Common stock underlying the Series A-2 10% Cumulative Convertible Preferred Stock issued by Methes to the Placement Agent in the Series A-2 Unit Offering(1)	12,213	(1)	$3.31	(3)	$40,425	$5.21

Common stock underlying the warrants to purchase common stock issued by Methes to the Placement Agent in the Series A-2 Unit Offering (1)	12,213	(1)	$4.00	(3)	$48,852	$6.29

Common stock, $.001 par value per share	1,381,161		$3.31	(3)	$4,571,643	$588.83

Common stock underlying the warrants to purchase common stock issued by Methes to accredited investors in the Common Stock Unit Offering (the “Common Stock Unit Offering”) (1)	1,331,161	(1)	$4.00	(2)	$5,324,644	$685.81

Common stock included in the units underlying the Placement Agent’s Warrants issued by Methes in the Common Stock Unit Offering (the “Common Stock Unit Agent’s Warrants”) (1)	113,116	(1)	$3.31	(3)	$374,414	$48.22

Common stock underlying the warrants to purchase common stock included in the units issuable upon exercise of the Common Stock Unit Agent’s Warrants(1)	113,116	(1)	$4.00	(2)	$452,464	$58.28

Total	3,539,004				$13,842,235	$1,783.00

(1)
Pursuant to Rule 416 under the Securities Act, there are also being registered hereby such additional indeterminate number of shares as may become issuable pursuant to the anti-dilution provisions of the warrants.

(2)
Estimated solely for purposes of calculating the amount of the registration fee paid pursuant to Rule 457(c) under the Securities Act at the average of the high and low sales prices on the consolidated reporting system on January 8, 2014.

(3)
Estimated solely for purposes of calculating the amount of the registration fee paid pursuant to Rule 457(g) under the Securities Act at the higher of the warrant exercise price and the average of the high and low sales prices on the consolidated reporting system on January 8, 2014.

_________________________________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
_________________________________

The information in the prospectus included in this registration statement is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
________________________________

PROSPECTUS (Subject to Completion) Dated January 13, 2014

3,539,004 Shares of Common Stock

     This prospectus (this “Prospectus”) relates to the sale, from time to time, by certain stockholders (the “Selling Stockholders”) of up to an aggregate of 3,539,004 shares of our common stock, par value $.001 per share (“Common Stock”) as follows:

168,000
shares which may be issued upon the exercise of outstanding warrants for an aggregate of 56,000 Units (each a ‘Unit”), at an exercise price of $6.00 per Unit, which were issued to the underwriters of the initial public offering (the “IPO”) consummated by Methes in October 2012  (the “Representative’s Warrants”).  The Representative’s Warrants expire on October 12, 2017.  Each Unit consists of (i) one share of Common Stock, (ii) one Class A warrant to purchase one share of Common Stock at an exercise price of $7.50 (“Class A Warrant”) and one Class B warrant to purchase one share of Common Stock at an exercise price of $10.00 (“Class B Warrant”).  Both the Class A Warrant and the Class B Warrant expire on October 12, 2017;

28,248
shares which may be issued upon the exercise of an outstanding warrant to purchase 28,248 shares of Common Stock, at an exercise price of $4.00 per share, issued in a Regulation S Offering (the “Reg S Private Placement”) on August 21, 2013 (the “Reg S Warrant”).  The Reg S Warrant expires on August 21, 2018;

91,264
shares which may be issued upon the exercise of outstanding warrants for an aggregate of 91,264 shares of Common Stock, at an exercise price of $5.00 per share, which were issued to the same accredited investor separate private placements (the “Pre-IPO Private Placements”) in November 2011 and January 2012 and expire on October 1, 2015 (the “Prior Warrants”);

50,000	shares issued as part of the compensation paid in connection with a consulting agreement between Methes and a consultant dated November 18, 2013 (the “Consulting Agreement”);

138,654
shares which may be issued upon the exercise of outstanding warrants to purchase an aggregate of 138,654 shares of Common Stock, at an exercise price of $4.00 per share, which are exercisable beginning on March 17, 2014 (six months after the date of closing) and expires on September 17, 2018 (the fifth anniversary of the date of closing) (the “Series A-1 Warrants”).  The Series A-1 Warrants were issued by Methes to accredited investors in its private placement of 138,654 Series A-1 preferred stock units (each a “Series A-1 Unit”) on September 17, 2013 (the “Series A-1 Unit Offering”).  Each Series A-1 Unit consists of one share of Methes’ Series A-1 10% Cumulative Convertible Preferred Stock (“Series A-1 Preferred Stock”) and one Series A-1 Warrant;

27,730
shares which may be issued upon the exercise of outstanding warrants for an aggregate of 13,865 Series A-1 Units, at an exercise price of $2.38 per Series A-1 Unit, which were issued to the placement agents of the Series A-1 Unit Offering and expire on September 17, 2018 (the “Series A-1 Agent Warrants”).  The Series A-1 Agent Warrants are exercisable beginning on September 18, 2014;

122,128
shares which may be issued upon the exercise of outstanding warrants to purchase an aggregate of 122,128 shares of Common Stock, at an exercise price of $4.00 per share, which are exercisable beginning on April 29, 2014 (six months after the date of closing) expires on October 29, 2018 (the fifth anniversary of the date of closing) (the “Series A-2 Warrants”).  The Series A-2 Warrants were issued by Methes to accredited investors in its private placement of 122,128 Series A-2 preferred stock units (each a “Series A-2 Unit”) on October 29, 2013 (the “Series A-2 Unit Offering”).  Each Series A-2 Unit consists of one share of Methes’ Series A-2 10% Cumulative Convertible Preferred Stock (“Series A-2 Preferred Stock”) and one Series A-2 Warrant;

24,426
shares which may be issued upon the exercise of outstanding warrants for an aggregate of 12,213 Series A-2 Units, at an exercise price of $2.395 per Series A-2 Unit, which were issued to the placement agents of the Series A-2 Unit Offering and expire on October 29, 2018 (the “Series A-2 Agent Warrants”).  The Series A-2 Agent Warrants are exercisable beginning on October 29, 2014;

1,281,161
shares issued in our private placement of Common Stock Units (each a “Common Stock Unit”) to accredited investors (the “Common Stock Unit Offering”).  Each Common Stock Unit consists of one share of Common Stock and one warrant to purchase one share of Common Stock at an exercise price of $4.00 (“Common Stock Unit Warrant”) which is exercisable beginning on the six month anniversary the date of closing and expires on the fifth anniversary of the date of closing;

1,281,161	shares which may be issued upon the exercise of outstanding Common Stock Unit Warrants;

226,232
shares which may be issued upon the exercise of outstanding warrants for an aggregate of 113,116 Common Stock Units, at an exercise price of $2.00 per Common Stock Unit, which were issued to the placement agents of the Common Stock Unit Offering and expire on December 20, 2018 (the “Common Stock Unit Agent’s Warrants”).  The Common Stock Unit Agent’s Warrants are exercisable beginning on December 20, 2014;

50,000	shares issued in our private placement of Common Stock Units to an accredited investor on January 10, 2014 (the “January 2014 Private Placement”); and

50,000	shares which may be issued upon the exercise of outstanding Common Stock Unit Warrants shares issued in the January 2014 Private Placement.

Collectively, the Representative’s Warrants, Class A Warrants, Class B Warrants, Reg S Warrant, the Prior Warrants, Series A-1 Warrants, Series A-1 Agent Warrants, Common Stock Unit Warrants, Common Stock Unit Agent’s Warrants and the Common Stock Unit Warrants which underlie the Common Stock Unit Agent’s Warrants, are referred to in this Prospectus as the “Warrants”.

The prices at which the Selling Stockholders may sell the shares of Common Stock covered by this Prospectus will be determined by the prevailing market price for the shares of Common Stock or in negotiated transactions.  We will not receive any proceeds from the sale of these shares of Common Stock by the Selling Stockholders.  However, we will realize gross proceeds of approximately $9,110,000 if all of the Warrants are exercised.

Our Common Stock is registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is listed on the NASDAQ Capital Market under the symbol “MEIL”.

We are an “Emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements.  Investing in our securities involves a high degree of risk . See “Risk Factors” beginning on page 16 of our 2012 Annual Report for a discussion of these risks.
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Neither the Commission nor any state securities commission has approved or disapproved of these securities or determined that this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ___________ __, 2014

    All references in this Prospectus to “Methes,” “we,” “us,” or “our” refer to Methes Energies International Ltd. and its wholly owned subsidiaries Methes Energies Canada Inc. and Methes Energies USA Ltd. unless the context otherwise indicates.

We have rights to the trademarks Methes Energies and Design, Methes, The Biodiesel Company and Denami.

You may rely on the information contained in this Prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor sale of the units means that information contained in this Prospectus is correct after the date of this prospectus. This Prospectus is not an offer to sell or solicitation of an offer to buy our shares of Common Stock in any circumstances under which the offer or solicitation is unlawful.

PROSPECTUS SUMMARY

This Prospectus relates to the resale, from time to time, of up to: (i) 3,539,004 shares (the “Shares”) of our Common Stock, par value $0.001 per share, by the Selling Stockholders named herein.  This Prospectus is part of a Registration Statement, File No. 333-_________ that we filed with the Commission on January 13, 2014, registering the resale of the Shares by the Selling Stockholders (the “Registration Statement”).

Methes Energies International Ltd.

Overview

We are a renewable energy company that offers an array of products and services to a network of biodiesel fuel producers. We also market and sell in the U.S. and Canada biodiesel fuel produced at our small-scale production and demonstration facility in Mississauga, Ontario, Canada, and at our new intermediate scale production facility in Sombra, Ontario, Canada.  The first of two Denami 3000 processors, designed to produce up to 6.5 million gallons per year, or mgy, of biodiesel, was placed in substantially full time production in the third quarter of 2013.  In October 2013 we shipped more than 18 railcars of biodiesel from our Sombra facility (more than 485,000 gallons) significantly more than in our previous highest monthly total of 8 railcars in April 2013.  In fiscal 2011 and 2012, and the nine months ended August 31, 2013, our largest source of revenue was from the sale of biodiesel fuel.

Among other services, we sell feedstock to our network of biodiesel producers, sell their output in the U.S. and Canada, provide them with proprietary software used to operate and control their processors, remotely monitor the quality and characteristics of their output, upgrade and repair their processors, and advise them on adjusting their processes to use varying feedstock and improve their output. Through the accumulation of production data from our network, we are equipped to provide consulting services to network members and other producers for operating their facilities, maintaining optimum production and solving production problems. In addition, we provide assistance to network members and others in production site selection, site development, installation of equipment and commissioning of processors. For our network services and the license of our operating and communications software, we receive a royalty from network members based on gallons of biodiesel produced.

Network members currently produce biodiesel through use of Denami 600 processors purchased from us, which have a maximum rated capacity of 1.3 mgy of biodiesel, and starting in 2013 may purchase one of our new Denami 3000 processors designed to produce up to 6.5 mgy of biodiesel. We market Denami processors designed to meet the needs of 2 to 20 mgy biodiesel producers. We believe that small and medium-scale producers will be the fastest growing segment of the biodiesel market. Our processors are flexible and can use a variety of virgin vegetable oils, used vegetable oil and rendered animal fat feedstock, allowing operators to take advantage of feedstock buying opportunities. Our Denami processors operate automatically in a continuous flow mode and can be rapidly fine-tuned to adjust to feedstock and production variables. In addition to low production and labor costs, our processors minimize electrical use and utilize water only in closed loop components. The absence of waste water discharge has facilitated obtaining environmental permits for our facilities and those of our customers.

We expect to achieve economies of scale for our network members by bulk purchasing feedstock, methanol, catalyst and other biodiesel related products and negotiating more favorable sales prices through the sale of larger quantities of biodiesel and glycerin for these members. Achieving our growth plan will enable us to spread fixed overhead costs over a larger revenue base.

In May 2012, we completed construction and installation of two of our new intermediate-scale Denami 3000 processors at our Sombra facility. Currently, only one of our Denami 3000 processors at the Sombra plant has been put into full-scale operations and we expect that the second one will be placed into full-scale operations upon the completion of this Offering.

Corporate Information

Methes was organized as Global Biodiesel Ltd. on June 27, 2007 under the laws of the state of Nevada.  On September 5, 2007, Methes purchased all the outstanding shares of Methes Energies Canada, Inc. (“Methes Canada”), an Ontario (Canada) corporation incorporated in December 2004 in exchange for 1,303,781 shares of its common stock, plus an additional 441,982 shares issued to retire debt of that corporation.  On October 11, 2007 Global Biodiesel Ltd. changed its name to Methes Energies International, Ltd.

Our principal executive office is located at 3651 Lindell Road, Suite D-272, Las Vegas, Nevada, 89103 and our telephone number is (702) 932-9964.  Our web address is www.methes.com.  None of the information on our website is part of this prospectus.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The U.S. Securities and Exchange Commission (the “Commission”) allows us to incorporate by reference the information contained in documents that we file with them.  By incorporating by reference to our Exchange Act filings we can disclose important information to you by referring you to this filing, which is considered part of this Prospectus.  We are incorporating by reference into this Prospectus the documents listed below:

●	Our Annual Report on Form 10-K for the year ended November 30, 2012 (“2012 Annual Report”);
●	The amendment to our 2012 Annual Report on Form 10-K/A (“10-K/A”);
●	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended February 28, 2013, May 31, 2013 and August 31, 2013;
●	Current Reports on Form 8-K filed on June 4, 2013, July 17, 2013, August 20, 2013, November 13, 2013 and December 26, 2013; and
●
The description of Common Stock, contained in our Registration Statement on Form 8-A, filed on September 14, 2012, registering such shares pursuant to Section 12 of the Exchange Act, including any amendment or report updating such information.

We also incorporate by reference all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K).  Any statement contained in a document incorporated or deemed to be incorporated by reference into this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this Prospectus modifies or supersedes the statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

We post on our public website (www.methes.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act (collectively, our “Exchange Act Reports”), as well as our proxy and information statements as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Commission.  Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this Prospectus.  Copies of our Exchange Act Reports and proxy and information statements may be obtained free of charge through our website or by contacting our Investor Relations Department at 3651 Lindell Road, Suite D-272, Las Vegas, Nevada, 89103, or by calling (702) 932-9964.

You may also read and copy any materials we file with the Commission at the Commission’s Public Reference Room at 100 F Street, NE, Washington, DC 20549.  You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission also maintains an Internet site that contains reports, proxy and information statements and other information about at www.sec.gov.

You should rely only on the information contained in this Prospectus or to which we have referred you.  We have not authorized any person to provide you with different information or to make any representation not contained in this Prospectus.

PLAN OF DISTRIBUTION

We are registering the securities offered by this Prospectus on behalf of the Selling Stockholders. The Selling Stockholders, which, as used herein, includes donees, pledgees, transferees or other successors-in-interest selling the securities or interests in the securities received after the date of this Prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their securities or interests in the securities on any stock exchange, market or trading facility on which the securities may be traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.  To the extent any of the Selling Stockholders gift, pledge or otherwise transfer the securities, such transferees may offer and sell the securities from time to time under this Prospectus, provided that this Prospectus has been amended under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”) to include the name of such transferee in the list of Selling Stockholders under this Prospectus. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this Prospectus is a part;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction, not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume.  The Selling Stockholders may also sell the securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities.  The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the securities, which securities such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay the fees and expenses incurred in connection with registering the resale of the securities.  We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, the securities covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this Prospectus.  The Selling Stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the securities by the Selling Stockholders.

The securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws.  In addition, in certain states, the securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the securities for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities by the Selling Stockholders or any other person.

We will make copies of this Prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

THE SELLING STOCKHOLDERS

The following table presents information regarding the Selling Stockholders as of January 13, 2014.  None of the Selling Stockholders have or had any position, office, or other material relationship within the past three years with us or any of our predecessors or affiliates, except that Paulson Investment Company, Inc. served as the managing underwriter in our initial public offering of Units pursuant to our registration statement on Form S-1 (File No. 333-182302) which was declared effective by the Commission on October 12, 2012.  Paulson Investment Company, Inc., Barrett & Company, ViewTrade Securities, Inc., Newbridge Securities Corporation and Finance 500, Inc. are broker-dealers.  Barrett, ViewTrade, Newbridge and Finance 500, Inc. served as our placement agents in the Common Stock Unit Offering.  ViewTrade and Newbridge served as our placement agents in the Series A-1 Unit Offering and the Series A-2 Unit Offering.  The securities to be resold by Finance500, ViewTrade and Newbridge pursuant to this Prospectus were issued to them as compensation for services rendered as our placement agent.  The securities to be resold by Paulson and Barrett pursuant to this Prospectus were issued to them as compensation for services rendered as our underwriters in our initial public offering.

To our knowledge, the following Selling Stockholders are affiliates of a broker-dealer: Brian Hermanis an affiliate of ViewTrade Securities, Inc.; and John McAuliffe is an affiliate of Newbridge Securities Corporation.  Each of the aforementioned Selling Stockholders purchased the securities in the ordinary course of business and at the time of the purchase of the securities to be resold had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

Name and Address of Beneficial Owner	Number of Beneficially Owned Prior to Offering (1)		Shares That May be Sold in the Offering	Shares Beneficially Owned After Offering	Percent of Shares Beneficially Owned After Offering
Acuity Biodiesel Inc. 3218 Elgin Mills Road, Markham, Ontario L6C ILI	91,264	(2)(3)	91,264	0	*
Alan Gregory Stringham & Patti Jo Stringham 9850 W. Whirlaway Ct Boise, ID 83704	25,000	(4)(5)	25,000	0	*
Alan Pacella 12787 Hyland Cir Boca Raton, FL 33428	25,000	(4)(5)	25,000	0	*
Ascendant Partners, LLC 112 Serpentine Drive Morganville, New Jersey 07751	42,016	(6)(7)	21,008	21,008	*
Asher Enterprises Inc. 1 Linden Place, Suite 207 Great Neck, NY 11021	100,000	(4)(8)	100,000	0	*
BACI Associates LLC 6 Winona Lane Sea Ranch Lakes, FL 33308	35,000	(4)(9)	35,000	0	*
Bakhtian Ltd Partnership 1200 Logan Lane Ft Myers, FL 33919	25,000	(4)(10)	25,000	0	*
Barry B. Myers 2900 N. Military Trail # 247 Boca Raton, FL 33431	250,000	(4)(11)	250,000	0	*
Barrett & Company c/o Wilson Saville 42 Weybosset Street Providence, RI 02903	42,000	(30)(31)	42,000	0	*
Bradley A. Haneberg 5 W Runswick Drive Richmond, VA 23238	20,876	(13)(14)	10,438	10,438	*
Bradley Hanus 2931 Hidden Lake Ln Green Bay, WI 54313	50,000	(4)(15)	50,000	0	*
Brian Herman 327 Seneca Lane Boca Raton, FL 33487	50,000	(4)(15)	50,000	0	*
C. Brian Shipp 148 Windsor Drive Nashville, TN 37205	100,000	(4)(8)	100,000	0	*
Charles Morse 4111 E. Madison St. # 260 Seattle, WA 98112-3241	25,000	(4)(10)	25,000	0	*
Charles Strogen 6 Winona Ln Sea Ranch Lake, FL 33308	20,000	(4)(16)	20,000	0	*
Cranshire Capital Master Fund, Ltd. 3100 Dundee Road, Suite 703 Northbrook, IL 60062	100,000	(4)(8)	100,000	0	*

David L Richmond 323 Indian Bluffs NE Sparta, MI, 49345-8495	50,000	(17)	50,000	0	*
Dennis Troyer 280 N. Village Dr., Ste D Shipshewana, IN 46565 (A-2)	25,052	(18)	12,526	12,526	*
Dennis Troyer 280 N. Village Dr., Ste D Shipshewana, IN 46565	25,000	(4)(10)	25,000	0	*
Finance 500, Inc. 19762 MacArthur Blvd #200, Irvine, CA 92612	2,500	(4)(19)	2,500	0	*
Frank DiGiorgio 1120 SW 21 Ave Boca Raton, FL 33486	60,000	(4)(20)	60,000	0	*
Garlette LLC 5200 NE 33rd Ave Fort Lauderdale, FL 33308	25,000	(4)(10)	25,000	0	*
James Reynolds 46 Livingston Pkwy Amherst, NY 14226	50,000	(4)(21)	50,000	0	*
Jan Arnett 7 Longwood Road Sands Point, New York 11050	20,876	(13)(14)	10,438	10,438	*
Jeffrey A. Zipp P.O. Box 19655 West Palm Beach, FL 33416	50,000	(4)(21)	50,000	0	*
Jeffrey Bingo 16130 Poppyseed Circle, Unit 1301 Delray Beach, FL. 33484	20,876	(13)(14)	10,438	10,438	*
John J. Waters 205 Micmac Lane Jupiter, FL 33458	50,000	(4)(21)	50,000	0	*
John McAuliffe c/o Newbridge Securities Corporation 1451 W. Cypress Creek Rd, Suite 204 Ft. Lauderdale, FL 33309	9,770	(13)(22)	9,770	0	*
John McAuliffe c/o Newbridge Securities Corporation 1451 W. Cypress Creek Rd, Suite 204 Ft. Lauderdale, FL 33309	67,616	(4)(23)	67,616	0	*
Jon S. Wheeler 1625 Duke of Windsor Road Virginia Beach, VA 23454	15,000	(4)(24)	15,000	0	*
Ken D. Mindell 740 Lexington Ave Coppell, TX 75019	92,322	(4)(25)	92,322	0	*
Kevin Getsinger 5032 Castle Rock Dr Birmingham, AL 35242	20,000	(4)(16)	20,000	0	*
Lane Deyoe 11997 North Lake Drive Boynton Beach, Florida 33436	100,000	(4)(12)	100,000	0	*
Matthew J. Cundari 739 Ewing Ave Franklin Lakes, NJ 07417	30,000	(4)(26)	30,000	0	*
Michael J. Troup 2701 Cypress Island Dr Palm Beach Gardens, FL 33410	10,000	(4)(27)	10,000	0	*
Michael Kellogg 5739 N. Invergordon Rd Paradise Valley, AZ 85253	30,000	(4)(26)	30,000	0	*
Michael R. Ruffer 11809 Lyrac CT Oakton, VA 22124-2200	52,192	(13)(28)	26,096	26,096	*

Michael R. Ruffer 11809 Lyrac CT Oakton, VA 22124-2200	50,000	(4)(21)	50,000	0	*
Monique D. Saugstad 25055 Silverleaf Ln Laguna Hills, CA 92653	5,000	(4)(29)	5,000	0	*
Nassau Roofers Inc. 2794 Rita Ct Bellmore, NY 11710	30,000	(4)(26)	30,000	0	*
Newbridge Securities Corporation 1451 W. Cypress Creek Rd, Suite 204 Ft. Lauderdale, FL 33309	9,770	(13)(22)	9,770	0	*
Newbridge Securities Corporation 1451 W. Cypress Creek Rd, Suite 204 Ft. Lauderdale, FL 33309	67,616	(4)(23)	67,616	0	*
Orlando Mancini 1 Labelle Road Bronxville, New York 10708	20,876	(13)(14)	10,438	10,438	*
Paul J. Savage 3 Caelum Court Coto de Caza, CA 92679 (Common Unit Offering)	20,000	(4)(16)	20,000	0	*
Paulson Investment Company, Inc. 811 SW Naito Parkway, Suite 300 Portland OR 37204 (IPO)	126,000	(30)(31A)	126,000	0	*
Peter Adams Pharmacy Ltd. 7239 Clayton Walk London, Ontario,Canada N6P IV3	56,496	(32)(33)	28,248	28,248	*
Pizza Corner Inc. 1036 5th Street S.W. Valley City, ND 58072-3721	100,000	(4)(8)(34)	100,000	0	*
R. Mark Hoyle MD 2716 Deering Ct Plano, TX 75093	100,000	(4)(8)	100,000	0	*
Richard J. Church 3014 McCulloch Circle Houston, Tx 77056	109,242	(6)(35)	54,621	54,621	*
Richard Melnick 28 Gothic Ave Crested Butte, CO 81224	25,000	(4)(10)	25,000	0	*
Robert L. Crudup, Jr. 5455 via Olas Thousand Oaks, CA 91320	25,000	(4)(10)	25,000	0	*
Rosenbaum Family Trust 553 Hawksbill Island Dr. Satellite Beach, FL 32937	20,000	(4)(16)(36)	20,000	0	*
Saman & Li Su Javedan 15 Carrotwood Court Fort Myers, FL 33919	50,000	(4)(15)	50,000	0	*
Shawn Cudnik 33 Reger Rd. Succasunna, NJ 07876	25,000	(4)(10)	25,000	0	*
Somasundaram Ilangovan 229 Sydney Road Holland, PA 18966	83,508	(13)(37)	41,754	41,754	*
Sparr, LLC 142 Remo Place Palm Beach Gardens, FL 33418	35,000	(4)(38)	35,000	0	*
Stephen A. Zelnick c/o Morse Zelnick Rose & Lander LLP 825 Third Avenue New York, NY 10022	100,000	(4A)(8)	100,000	0	*
Steven D. Reiss 630 Phillips Dr. Boca Raton, FL 33432	100,000	(4)(8)	100,000	0	*
Stuart Nelson 302 East 7th Street Leadville, CO 80461	50,000	(4)(15)	50,000	0	*

Thomas J. Franco 11556 East Dreyfus Avenue Scottsdale, Arizona, 85259	126,050	(6)(39)	63,025	63,025	*
Thomas McNally 421 SE 7 Ave Pompano Beach, FL 33060 (Common Unit Offering)	25,000	(4)(10)	25,000	0	*
ViewTrade Securities, Inc. 7280 W Palmetto Park Rd, Suite 105, Boca Raton, FL 33433	27,730	(6)(40)	27,730	0	*
ViewTrade Securities, Inc. 7280 W Palmetto Park Rd, Suite 105, Boca Raton, FL 33433	4,886	(13)(41)	4,886	0	*
ViewTrade Securities, Inc. 7280 W Palmetto Park Rd, Suite 105, Boca Raton, FL 33433	88,500	(4)(42)	88,500	0	*
Wallace L Mossop Trust U/A 5/9/1974 c/o Barrett & Co 42 Weybosset Street Providence, Rhode Island, 02903	200,000	(4)(43)	200,000	0	*
Whitney Wagner 156 Wall Blvd Gretna, LA 70056	25,000	(4)(10)	25,000	0	*
William G. Cornelius 100 2nd Street NE # 510 Minneapolis, MN 55413	50,000	(4)(15)	50,000	0	*
William M. Sheridan & Carolynn B. Sheridan 1925 Harrison St. Evanston, IL 60201	25,000	(4)(10)	25,000	0	*
William T. Horner 35 N. Fazio Way Spring, TX 77389	140,000	(4)(44)	140,000	0	*
Wilson and Ellen Saville, Joint Tenants c/o Barrett & Co 42 Weybosset Street Providence, Rhode Island, 02903	100,000	(4)(45)	100,000	0	*

(1) Includes shares underlying the beneficial owner’s Warrants.
(2) Acquired in the Pre-IPO Private Placements.
(3) Consists solely of shares of Common Stock underlying immediately exercisable warrants.   The board of directors of Acuity Biodiesel Inc., which consist of Gary Lester, Howard Kerbel, Joe DiBiase and Martin Benholtaz, has full power and authority over voting and disposing of the securities to be resold pursuant to this Prospectus.

(4) Acquired in the Common Stock Unit Offering.
(4A) Acquired in the January 2014 Private Placement.
(5) Includes 12,500 shares of Common Stock underlying Common Stock Unit Warrants beneficially owned by the Selling Shareholder which are exercisable beginning on June 20, 2014.
(6) Acquired in the Series A-1 Unit Offering.
(7) Includes 21,108 shares of Common Stock underlying Series A-1 Warrants beneficially owned by the Selling Shareholder which are exercisable beginning on March 17, 2014, which are the only securities to be resold pusuant to this Prospectus.   Richard Galterio is the sole member of Ascendant Partners, LLC and has full power and authority over voting and disposing of the securities to be resold pursuant to this Prospectus.

(8) Includes 50,000 shares of Common Stock underlying the Common Stock Unit Warrant beneficially owned by the Selling Shareholder which are exercisable beginning on June 20, 2014.
● With respect to Asher Enterprise Inc., Curt Kramer is the president of Asher Enterprises Inc. and has full power and authority over voting and disposing of the securities to be resold pursuant to this Prospectus.
● With respect to Cranshire Capital Master Fund, Ltd., Larry Prosser, the CFO of Downsview Capital Inc., the manager of the fund, has full power and authority over voting and disposing of the securities to be resold pursuant to this Prospectus.

(9) Includes 17,500 shares of Common Stock underlying the Common Stock Unit Warrant beneficially owned by the Selling Shareholder which are exercisable beginning on June 20, 2014.   Charles Strogen is the managing member of BACI Associates LLC and has full power and authority over voting and disposing of the securities to be resold pursuant to this Prospectus.

(10) Includes 12,500 shares of Common Stock underlying the Common Stock Unit Warrant beneficially owned by the Selling Shareholder which are exercisable beginning on June 20, 2014.
● With respect to Bakhtian Ltd Partnership, Bijan Bakhtian is the general partner and has full power and authority over voting and disposing of the securities to be resold pursuant to this Prospectus.
● With respect to Garlette LLC, Arlette Spaniak  is the president of the managing member and has full power and authority over voting and disposing of the securities to be resold pursuant to this Prospectus.

(11) Includes 125,000 shares of Common Stock underlying the Common Stock Unit Warrant beneficially owned by the Selling Shareholder which are exercisable beginning on June 20, 2014.
(12) Includes 50,000 shares of Common Stock underlying the Common Stock Unit Warrant beneficially owned by the Selling Shareholder which are exercisable beginning on May 22, 2014.
(13) Acquired in the Series A-2 Unit Offering.
(14) Consists of 10,438 shares of Common Stock underlying an equal number of Series A-2 Preferred Stock and 10,438 shares of Common Stock underlying Series A-2 Warrants which are exercisable beginning on April 29, 2014, beneficially owned by the Selling Shareholder .  The shares of Common Stock underlying the Series A-2 Preferred Stock are not being resold pursuant to this Prospectus.

(15) Includes 25,000 shares of Common Stock underlying the Common Stock Unit Warrant beneficially owned by the Selling Shareholder which are exercisable beginning on June 20, 2014.
(16) Includes 10,000 shares of Common Stock underlying the Common Stock Unit Warrant beneficially owned by the Selling Shareholder which are exercisable beginning on June 20, 2014.
(17)Acquired in November 2013 pursuant to the Consulting Agreement.
(18) Consists of 12,526 shares of Common Stock underlying an equal number of Series A-2 Preferred Stock and 12,526 shares of Common Stock underlying Series A-2 Warrants which are exercisable beginning on April 29, 2014, beneficially owned by the Selling Shareholder .  The shares of Common Stock underlying the Series A-2 Preferred Stock are not being resold pursuant to this Prospectus.

(19) Consists of 1,250 shares of Common Stock underlying, and 1,250 shares of Common Stock underlying the warrants included in, the Common Stock Unit Agent's Warrants.   The Common Stock Unit Agent's Warrants are exercisable beginning on December 20, 2014.  Robert L. Hicks is the president and CEO of Finance 500, Inc. and has full power and authority over voting and disposing of the securities to be resold pursuant to this Prospectus.

(20) Includes 30,000 shares of Common Stock underlying the Common Stock Unit Warrant beneficially owned by the Selling Shareholder which are exercisable beginning on June 20, 2014.
(21) Includes 25,000 shares of Common Stock underlying the Common Stock Unit Warrant beneficially owned by the Selling Shareholder which are exercisable beginning on June 20, 2014.
(22) Consists of 4,885 shares of Common Stock underlying the an equal number of Series A-2 Preferred Stock, and 4,885 shares of Common Stock underlying the Series A-2 Warrants, included in the Series A-2 Agent's Warrants.  The Series A-2 Warrants are exercisable beginning  on October 29, 2014.

(23) Consists of 33,808 shares of Common Stock included in the units underlying, and 33,808 shares of Common Stock underlying the warrants included in the, Common Stock Unit Agent's Warrants.   The Common Stock Unit Agent's Warrants are exercisable beginning on December 20, 2014.

(24) Includes 7,500 shares of Common Stock underlying the Common Stock Unit Warrant beneficially owned by the Selling Shareholder which are exercisable beginning on June 20, 2014.
(25) Includes 46,161 shares of Common Stock underlying the Common Stock Unit Warrant beneficially owned by the Selling Shareholder which are exercisable beginning on June 20, 2014.
(26) Includes 15,000 shares of Common Stock underlying the Common Stock Unit Warrant beneficially owned by the Selling Shareholder which are exercisable beginning on June 20, 2014.  John Reuter is the president Nassau Roofers, Inc. and has full power and authority over voting and disposing of the securities to be resold pursuant to this Prospectus.

(27) Includes 5,000 shares of Common Stock underlying the Common Stock Unit Warrant beneficially owned by the Selling Shareholder which are exercisable beginning on June 20, 2014.
(28) Consists of 26,096 shares of Common Stock underlying an equal number of Series A-2 Preferred Stock and 26,096 shares of Common Stock underlying Series A-2 Warrants which are exercisable beginning on April 29, 2014, beneficially owned by the Selling Shareholder .  The shares of Common Stock underlying the Series A-2 Preferred Stock are not being resold pursuant to this Prospectus.

(29) Includes 2,500 shares of Common Stock underlying the Common Stock Unit Warrant beneficially owned by the Selling Shareholder which are exercisable beginning on June 20, 2014.
(30) Acquired in the IPO.

(31) Consists of 14,000 shares of Common Stock underlying, 14,000 shares of Common Stock underlying Class A Warrants included in, and 14,000 shares of Common Stock underlying Class B Warrants included in, the Representative's Warrants.

(31A) Consists of 42,000 shares of Common Stock underlying, 42,000 shares of Common Stock underlying Class A Warrants included in, and 42,000 shares of Common Stock underlying Class B Warrants included in, the Representative's Warrants.

(32) Acquired in the Reg S Private Placement.
(33) Includes 28,248 shares of Common Stock underlying the Reg S Warrants. Peter Adams is the president of Peter Adams Pharmacy Ltd. and has full power and authority over voting and disposing of the securities to be resold pursuant to this Prospectus.  Only the shares of Common Stock underlying the Reg S Warrants are being resold pursuant to this Prospectus.

(34) David Zubrod is the president of Pizza Corner, Inc. and has full power and authority over voting and disposing of the securities to be resold pursuant to this Prospectus.
(35) Includes 54,621 shares of Common Stock underlying Series A-1 Warrants beneficially owned by the Selling Shareholder which are exercisable beginning on March 17, 2014 and which are the only securities to be resold pursuant to this Prospectus.

(36) Marcia Rosenbaum is the trustee of the Rosenbaum Family Trust and has full power and authority over voting and disposing of the securities to be resold pursuant to this Prospectus.
(37) Consists of 41,754 shares of Common Stock underlying an equal number of Series A-2 Preferred Stock and 41,754 shares of Common Stock underlying Series A-2 Warrants which are exercisable beginning on April 29, 2014, beneficially owned by the Selling Shareholder .  The shares of Common Stock underlying the Series A-2 Preferred Stock are not being resold pursuant to this Prospectus.

(38) Includes 17,500 shares of Common Stock underlying the Common Stock Unit Warrant beneficially owned by the Selling Shareholder which is exercisable beginning on June 20, 2014.   Rahul and Shital Patel are the general partners of SPARR LLC and have full power and authority over voting and disposing of the securities to be resold pursuant to this Prospectus.

(39) Consists of 63,025 shares of Common Stock underlying an equal number of Series A-1 Preferred Stock and 63,025 shares of Common Stock underlying Series A-1 Warrants beneficially owned by the Selling Shareholder which are exercisable beginning on March 17, 2014.  The shares of Common Stock underlying the Series A-1 Preferred Stock are not being resold pursuant to this Prospectus.

(40) Consists of 13,865 shares of Common Stock underlying an equal number of Series A-1 Preferred Stock, and 13,865 shares of Common Stock underlying the  Series A-1 Warrants, included in the Series A-1 Agent's Warrants.  The Series A-1 Warrants are exercisable beginning  on September 18, 2014.

(41) Consists of 2,443 shares of Common Stock underlying an equal number of Series A-2 Preferred Stock, and 2,443 shares of Common Stock underlying the  Series A-2 Warrants, included in the Series A-2 Agent's Warrants.  The Series A-2 Warrants are exercisable beginning  on October 29, 2014.

(42) Consists of 44,250 shares of Common Stock included in the units underlying, and 44,250 shares of Common Stock underlying the warrants included in the, Common Stock Unit Agent's Warrants.   The Common Stock Unit Agent's Warrants are exercisable beginning on December 20, 2014.

(43) Includes 100,000 shares of Common Stock underlying the Common Stock Unit Warrant beneficially owned by the Selling Shareholder which is exercisable beginning on May 4, 2014.   W.L Mossop and NC Wennerstrom are co-trustees partners of the Wallace L. Mossop Trust U/A 5/9/1974 and have full power and authority over voting and disposing of the securities to be resold pursuant to this Prospectus.

(44) Includes 70,000 shares of Common Stock underlying the Common Stock Unit Warrant beneficially owned by the Selling Shareholder which are exercisable beginning on June 20, 2014.
(45) Includes 50,000 shares of Common Stock underlying the Common Stock Unit Warrant beneficially owned by the Selling Shareholder which is exercisable beginning on May 4, 2014.

USE OF PROCEEDS

This Prospectus relates to the shares of Common Stock that may be offered and sold from time to time by the Selling Stockholders. We will receive no proceeds from the sale of the securities by the Selling Stockholders.  However, we may receive gross proceeds up to approximately $9,110,000 upon exercise of all the Warrants.  Any proceeds that we receive from the exercise of the Warrants will be used for working capital and general corporate purposes.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in Methes or its subsidiaries, nor was any such person connected with Methes or its subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee except that Morse, Zelnick, Rose & Lander, LLP, 825 Third Avenue, 16th Floor, New York, NY 10022 delivered an opinion that the issuance of the shares covered by this Prospectus has been approved by our Board of Directors and that such shares, when issued, will be fully paid and non-assessable under Nevada law.  A member of Morse, Zelnick, Rose & Lander, LLP owns 50,000 shares of our Common Stock and Common Stock Unit Warrants to purchase 50,000 shares of our Common stock beginning on July 10, 2014.

MSCM LLP, an independent registered public accounting firm, has audited our consolidated financial statements included in our 2012 Annual Report, as set forth in their report, which is incorporated by reference in this Prospectus and elsewhere in the registration statement.  Our consolidated financial statements are incorporated by reference in reliance on MSCM LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

In connection with the shares of Common Stock offered by this Prospectus, we have filed a registration statement on Form S-3 under the Securities Act with the Commission. This Prospectus, filed as part of the registration statement, does not contain all of the information included in the registration statement and the accompanying exhibits. For further information with respect to our Common Stock, and us you should refer to the registration statement and the accompanying exhibits. Statements contained in this Prospectus regarding the contents of any contract or any other document are not necessarily complete, and you should refer to the copy of the contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by the actual contents of the contract or other document referred to. You may inspect a copy of the registration statement and the accompanying exhibits without charge at the Commission’s public reference facilities, Room 1580, 100 F Street, N.E., Washington, D.C. 20549, and you may obtain copies of all or any part of the registration statement from this office for a fee. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site that contains registration statements, reports, proxy and information statements and other information regarding registrants that file electronically. The address of the site is http://www.sec.gov. Our web address is www.methes.com.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Prospectus. You must not rely on any unauthorized information or representations and should rely only on the information contained or incorporated by reference into this Prospectus. This Prospectus is an offer to sell only the securities offered hereby by the selling shareholders but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Prospectus is current only as of its date, regardless of the time of delivery of this Prospectus or of any sale of our securities.

Preliminary Prospectus

_______ __, 2014

3,539,004 Shares of Common Stock

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.

The following table presents the expenses of the issuance and distribution of the securities being registered, all of which will be paid by us.  All amounts are estimates except the SEC registration fee.

SEC registration fee	$1,783.00
Legal fees and expenses	25,000.00
Accounting fees and expenses	1,500.00
Printing expenses	1,000.00
Miscellaneous fees and expenses	1,000.00
Total	$30,283.00

Item 15.  Indemnification of Directors and Officers.

Our Bylaws and Charter provide that, to the fullest extent legally permissible by Chapter 78 of the Nevada Revised Statutes (“NRS”), we must indemnify and hold harmless any person made a party or threatened to be made a party to any action, suit or proceeding by reason of the fact that the person is or was a director or officer of Methes. We may pay for or reimburse the expenses, liabilities and losses reasonably incurred by any current or former officer or director in advance of the final disposition of the proceeding if the person sets forth in writing an agreement to repay all advances if it is ultimately determined that the person is not entitled to such indemnification. Our Bylaws and Charter also provide that the board of directors may cause Methes to maintain insurance covering our current and former officers and directors against any liability asserted against such person and incurred in their capacity or arising out of their status an officer or director of Methes.

NRS Section 78.7502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS Section 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Item 15. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit No.	Exhibit
4.1	Specimen stock certificate(1)
4.2	Form of warrant agreement, including form of Class A and Class B warrants(2)
4.3	Specimen unit certificate(1)
4.4	Form of Representative’s Warrant(2)
4.5	Form of warrant agreement issued in the November Offering and the January Offering for 65,189 and 26,075 shares of common stock, respectively, at an exercise price of $7.67 per share(1)
4.6	Form of Placement Agent Warrant(3)
4.7	Promissory Note, dated July 11, 2013, in the principal amount of $1,536,000 (CDN$1,600,000), bearing interest at the rate of 12.0% per annum issued to 1730636 Ontario Limited(4)
4.8	Demand Grid Promissory Note issued to BridgingFactor Inc. dated August 13, 2013(5)
4.9	Form of Warrant Agreement entered into in the Series A-1 Unit Offering, Series A-2 Unit Offering and Common Stock Unit Offering.(6)
5.1	Opinion of Morse, Zelnick, Rose & Lander, LLP
23.1	Consent of MNP LLP
23.2	Consent of Morse, Zelnick, Rose & Lander, LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)

(1)	Filed as an exhibit to our Registration Statement on Form S-1 (SEC No. 333-182302) on June 22, 2012 and incorporated herein by reference.
(2)	Filed as an exhibit to Amendment #4 to our Registration Statement on Form S-1 (SEC No. 333-182302) on October 5, 2012 and incorporated herein by reference.
(3)	Filed as an exhibit to our Quarterly Report on Form 10-Q for the period ended February 28, 2013, on April 12, 2013 and incorporated herein by reference.
(4)	Filed as an exhibit to our Quarterly Report on Form 10-Q for the period ended May 31, 2013, on July 15, 2013 and incorporated herein by reference.
(5)	Filed as an exhibit to our Current Report on Form 8-K on August 20, 2013 and incorporated herein by reference.
(6)	Filed as an exhibit to our Current Report on Form 8-K on December 26, 2013 and incorporated herein by reference.

Item 16. Undertakings

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(a) include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) under the Securities Act shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) under the Securities Act as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to rule 415(a)(1)(i), (vii), or (x) under the Securities Act for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness o the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(9) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Toronto, Ontario Canada, on January 13, 2014.

Methes Energies International Ltd.
By: /s/ Michel G. Laporte
Michel G. Laporte
Chairman, Chief Executive Officer and Treasurer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michel G. Laporte, Edward A. Stoltenberg and Stephen A. Zelnick, and each of them, his attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with this registration statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities indicated on January 13, 2014:

/s/ Michel G. Laporte	Chairman and Chief Executive Officer
Michel G. Laporte	(Principal Executive Officer)

/s/ Edward A. Stoltenberg	Chief Financial Officer
Edward A. Stoltenberg	(Principal Financial and Accounting Officer)

/s/Kebir Ratnani	Director
Kebir Ratnani

/s/ John Pappain	Director
John Pappain

/s/ Anthony T. Williams	Director
Anthony T. Williams
/s/ Perichiyappan Senthilnathan	Director
Perichiyappan Senthilnathan